UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 15, 2008

Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(404) 842-2600

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective February 15, 2008, Stephen Couture resigned as the Vice President and Chief Financial Officer and as a Director of Premier Exhibitions, Inc. (the “Company”). The Company previously announced on January 9, 2008 that Mr. Couture intended to submit his resignation as an executive officer and a Director. Mr. Couture will provide the Company with ongoing assistance on a consulting basis in order to facilitate the smooth transition of his responsibilities.

Item 8.01.	Other Events.
      On February 14, 2008, the Company received a subpoena from the New York State Department of Law. The subpoena requires, among other things, that the Company produce documentation related to the production and sourcing of human anatomy specimens that are or have been displayed at the Company's New York City "Bodies...The Exhibition" exhibit. The Company intends to comply with its legal obligations with respect to this subpoena.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: February 15, 2008	By:	/s/ Bruce Eskowitz
Bruce Eskowitz
President and Chief Executive Officer